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                                                                     EXHIBIT 5.1



                 [Letterhead of Pillsbury, Madison & Sutro LLP]






                                                 June 15, 2000


Nanogen, Inc.
10398 Pacific Center Court
San Diego, California  92121

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Nanogen, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,000,000 shares of the Company's Common Stock issuable pursuant to the 1997 Stock Incentive Plan of Nanogen, Inc., as amended (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,



                                          /s/ Pillsbury Madison & Sutro LLP